SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 19, 2007

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
     Effective April 19, 2007, Richard F. Haskayne retired from the Board of Directors of the company.
     Effective April 19, 2007, Richard J. Taggart, executive vice president and chief financial officer, resigned his position as chief financial officer. He will remain with the company as executive vice president to help with the transition until June and then will retire from the company. Patricia M. Bedient was appointed as executive vice president and chief financial officer. Prior to becoming executive vice president and chief financial officer, Ms. Bedient had served as senior vice president finance and strategic planning since 2006 and vice president, strategic planning, from 2003 when she joined the company to 2006.
The Company issued the following press release on April 19, 2007:
Weyerhaeuser Names Patricia M. Bedient Executive VP, CFO;
Richard J. Taggart Announces Retirement
FEDERAL WAY, Wash. — (April 19, 2007) Weyerhaeuser Company (NYSE: WY) today announced that Patricia M. Bedient, 53, has been elected executive vice president and chief financial officer by the board of directors effective immediately.
Bedient succeeds Richard J. Taggart, 64, who will retire in June after reaching the company’s mandatory retirement age. Taggart has served as CFO since April 2003.
In addition to serving as the company’s chief financial officer, Bedient will continue to manage the integration of all company planning processes. She will report to Steven R. Rogel, chairman, president and chief executive officer.
“Patty’s knowledge of our strategic direction, combined with her financial expertise, makes her an excellent person to succeed Dick in this critical position,” Rogel said. “Throughout his career as CFO, the shareholders of our company were well served by Dick’s knowledge and understanding of Weyerhaeuser. Patty is uniquely qualified to build upon this foundation as Weyerhaeuser works to further improve its financial performance and returns to our shareholders.”
A certified public accountant, Bedient served as managing partner at Arthur Andersen LLP in Seattle and head of that firm’s Forest Products Practice before joining Weyerhaeuser. She also worked at the firm’s Portland and Boise offices as a partner and as a CPA during her 27-year career with Andersen.
Bedient serves on the board of directors of Alaska Air Group, Oregon State University Foundation Board of Trustees, the Weyerhaeuser Foundation board and the advisory board of the University of Washington School of Business. She is a member of the American Institute of CPAs and the Washington Society of CPAs. She has also served on the boards of a variety of civic organizations, including the World Forestry Center, the City Club of Portland, St. Mary’s Academy of Portland and the Chamber of Commerce of Boise, Idaho.
Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2006, sales were $21.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

	By	/s/ Jeanne Hillman

	Its:	Vice President and
Chief Accounting Officer

Date: April 20, 2007